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                                                                EXHIBIT 8.1


                         [LATHAM & WATKINS LETTERHEAD]


                                January 9, 1997


Shop Vac Corporation
2323 Reach Road
Williamsport, PA 17701

        Re:     Registration Statement on Form S-4
                $100,000,000 Aggregate Principal Amount of
                10-5/8% Senior Secured Notes
                Registration No. 333-16453
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Ladies and Gentlemen:

        In connection with the registration of $100,000,000 aggregate principal amount of its 10-5/8% Senior Secured Notes due 2003 (the "Securities") by Shop Vac Corporation, a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 20, 1996 (File
No. 333-16543), as amended by Amendment No. 1 filed with the Commission on January 9, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities will be issued pursuant to an indenture (the "Indenture"), dated as of October 1, 1996, between the Company and Marine Midland Bank, as trustee.

        In our capacity as your counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.









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[LATHAM & WATKINS LETTERHEAD]

Shop Vac Corporation
January 9, 1997
Page 2

        Subject to the foregoing and the other matters set forth herein, it our opinion that, as of the date hereof:

        Based on the facts set forth in the Registration Statement, it is our opinion that the statements in the prospectus under the heading "Certain Federal Income Tax Considerations," in so far as they describe provisions of United States federal income tax law, are accurate in all material respects. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts as incorporated herein might affect the conclusions stated herein.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Certain Federal Income Tax Considerations" therein.

                                        Very truly yours,

                                        LATHAM & WATKINS